Exhibit 99.1

Technical Communications Corporation Reports Results for the Three Months Ended January 2, 2016

CONCORD, Mass.--(BUSINESS WIRE)--February 5, 2016--Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the three months ended January 2, 2016. For the quarter ended January 2, 2016, the Company reported a net loss of $(418,000), or $(0.23) per share, on revenue of $979,000, as compared to a net loss of $(728,000), or $(0.40) per share, on revenue of $883,000 for the quarter ended December 27, 2014.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “Revenue during the quarter was mainly derived from repeat business from an OEM partner for our DSP 9000 radio encryption system, as well as for engineering services for the development of custom cryptographic solutions. The market for high-end communications security is very competitive and subject to long government procurement cycles, unpredictable order fulfillment lead times, and fluctuating market conditions. Accordingly, we continue to reduce expenses where appropriate while strategically investing in the business.

“In January 2016, TCC sold our 10.8% ownership stake in PulsedLight, LLC, an early stage start-up company, which we acquired for $275,000 in October 2014. The net proceeds to the Company after closing costs and certain liabilities amounted to $737,000, representing a gain on the sale of $462,000. We are continuing to evaluate investment opportunities which complement our business and have high probabilities of success.

“I am pleased to report that since the quarter ended January 2, 2016, our backlog has grown to $1.1 million. We continue to have a substantial pipeline of large potential contracts from both current and new customers. We are cautiously optimistic that some of these orders may materialize in fiscal 2016. However, the timing and outcome of these prospective orders is unknown and can be affected by our customers’ long procurement cycles, production schedules and delivery requirements,” added Mr. Guild.

About Technical Communications Corporation
For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended October 3, 2015 filed with the Commission and the “Risk Factors” section included therein.

Technical Communications Corporation
Condensed consolidated statements of operations

	Quarter Ended (Unaudited)
	01/02/2016	12/27/2014
Net sales	$ 979,000	$ 883,000
Gross profit	567,000	612,000
S, G & A expense	684,000	756,000
Product development costs	304,000	590,000
Operating loss	(421,000)	(734,000)
Income tax provision	-	-
Net loss	(418,000)	(728,000)
Net loss per share:
Basic	$ (0.23)	$ (0.40)
Diluted	$ (0.23)	$ (0.40)

Condensed consolidated balance sheets
	01/02/2016	10/03/2015
	(Unaudited)	(derived from audited financial statements)
Cash and marketable securities	$ 1,903,000	$ 2,947,000
Accounts receivable - trade	2,361,000	1,791,000
Inventory	1,897,000	1,851,000
Other current assets	91,000	133,000
Cost method investment	275,000	-
Total current assets	6,527,000	6,722,000
Marketable securities	755,000	762,000
Property and equipment, net	211,000	257,000
Cost method investment	-	275,000

Total assets	$ 7,493,000	$ 8,016,000

Accounts payable	99,000	180,000
Accrued expenses and other current liabilities	435,000	463,000
Total current liabilities	534,000	643,000
Total stockholders’ equity	6,959,000	7,373,000
Total liabilities and stockholders’ equity	$ 7,493,000	$ 8,016,000

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com